UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Chardan NexTech Acquisition 2 Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Explanatory Note

Chardan NexTech Acquisition 2 Corp. (“Chardan”, “we”, “our” or the “Company”) is filing these definitive additional proxy materials with respect to the definitive proxy statement filed by Chardan with the Securities and Exchange Commission (the “SEC”) on July 22, 2022 (the “Definitive Proxy Statement”) in connection with the Extension Proposal and the Trust Amendment Proposal (each as defined in the Definitive Proxy Statement). All other information in the Definitive Proxy Statement remains unchanged.

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

The following disclosures should be read in conjunction with the disclosures contained in the Definitive Proxy Statement, which should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. The terms used below, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement.

The description of the required vote for the Trust Amendment Proposal in the Definitive Proxy Statement is amended and restated in each instance it appears as follows:

Approval of the Trust Amendment Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Company Common Stock sold in the IPO.

Additional Information and Where to Find It

These definitive additional proxy materials relate to the Definitive Proxy Statement filed by Chardan on July 22, 2022. The Definitive Proxy Statement was mailed to all Chardan stockholders on or around July 22, 2022. Before making any voting decision, investors and security holders of Chardan are urged to read the Definitive Proxy Statement, these definitive additional proxy materials and all other relevant documents filed or that will be filed with the SEC because they contain important information.

Investors and security holders are able to obtain free copies of the Definitive Proxy Statement and all other relevant documents filed or that will be filed with the SEC by Chardan through the website maintained by the SEC at www.sec.gov.

The documents filed by Chardan with the SEC also may be obtained by contacting Chardan NexTech Acquisition 2 Corp. at 17 State Street, 21st Floor, New York, New York 10004, or by calling (646) 465-9001.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE DEFINITIVE PROXY STATEMENT OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THESE DEFINITIVE ADDITIONAL PROXY MATERIALS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Cautionary Statement Regarding Forward-Looking Statements

These definitive additional proxy materials contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in these definitive additional proxy materials, including statements as to the transactions contemplated by the business combination and related agreements, future results of operations and financial position, revenue and other metrics, planned products and services, business strategy and plans, objectives of management for future operations of Dragonfly Energy Corp. (“Dragonfly”), market size and growth opportunities, competitive position and technological and market trends, are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors (some of which are beyond the control of Chardan) which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by Chardan and its management, are inherently uncertain and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to: 1) the outcome of any legal proceedings that may be instituted against Chardan; 2) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Chardan’s Definitive Proxy Statement (File No. 001-40730), as filed on July 22, 2022. The Definitive Proxy Statement addresses other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Nothing in these definitive additional proxy materials should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Chardan does not give any assurance that either Chardan or Dragonfly or the combined company will achieve its expected results. Chardan undertakes no duty to update these forward-looking statements, except as otherwise required by law.

No Offer or Solicitation

These definitive additional proxy materials are and the information contained herein are not intended to and do not constitute an offer to sell or the solicitation of an offer to buy, sell or solicit any securities or any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.